Exhibit 99.1

Press Release

Release date: November 7, 2019

Uniti Group Inc. Reports Third Quarter 2019 Results

Closed Sale-Leaseback and Fiber Acquisition with Bluebird Network, LLC and OpCo-PropCo Partnership with Macquarie Infrastructure Partners

•	Revenues of $263.6 Million for the Third Quarter
•	Net loss of $0.10 Per Diluted Common Share for the Third Quarter
•	AFFO Per Diluted Common Share of $0.47 for the Third Quarter
•	Updates 2019 Financial Outlook

LITTLE ROCK, Ark., November 7, 2019 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2019.

“We continue to see favorable demand trends in all of our business units.  Uniti Fiber recently signed a contract with a major wireless customer to deploy 800 combined macro backhaul and small cell sites across its Southeast fiber footprint, adding $500,000 of monthly recurring revenue once all sites are delivered over the next three years.  This agreement demonstrates the continued need for wireless carriers to densify their networks as they move towards a broader rollout of 5G wireless services,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “We continue to evaluate several opportunities that will optimize our portfolio of premier infrastructure assets, including recycling capital and discontinuing certain non-core products and services.  We are focused on driving high margin, low churn recurring revenues at all of our business units.  We believe these initiatives will achieve greater revenue diversification and improve the overall quality of our customer base over time.  Regarding mediation proceedings with Windstream, negotiations with Windstream and certain of its creditors are ongoing.”

QUARTERLY RESULTS

Consolidated revenues for the third quarter of 2019 were $263.6 million.  Net loss and Adjusted EBITDA were $19.8 million and $202.7 million, respectively, for the same period.  Net loss attributable to common shares was $19.5 million for the period and included $15.2 million of transaction related and other costs.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $98.7 million, or $0.47 per diluted common share.

Uniti Fiber contributed $78.0 million of revenues and $30.5 million of Adjusted EBITDA for the third quarter of 2019, achieving Adjusted EBITDA margins of approximately 39%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $39.4 million, and maintenance capital expenditures were $1.5 million. At September 30, 2019, Uniti Fiber had approximately $1.2 billion of revenues under contract.

Uniti Towers contributed $3.3 million of revenues and reported near break-even Adjusted EBITDA for the quarter.  Uniti Towers’ total capital expenditures for the third quarter were $20.9 million and included the completed construction of 55 towers.

Uniti Leasing had revenues of $179.6 million and Adjusted EBITDA of $178.1 million for the third quarter.

The Consumer CLEC business had revenues of $2.7 million for the third quarter, achieving Adjusted EBITDA margins of approximately 17%.

INVESTMENT TRANSACTIONS

During the quarter, the Company closed on its sale-leaseback and fiber acquisition with Bluebird Network, LLC (“Bluebird”) through an OpCo/PropCo partnership with Macquarie Infrastructure Partners (“MIP”).  Uniti acquired approximately 178,000 fiber strand miles in the Midwest across Missouri, Kansas, Illinois, and Oklahoma.  In addition, the Company completed the sale of its Uniti Fiber Midwest operations to MIP, while Uniti retained the ownership of its existing Midwest fiber network.  The Company is leasing the Bluebird fiber network and its Midwest fiber network, on a combined basis, to MIP under a long-term triple net lease, and is included within the results of Uniti Leasing.  The results of our Midwest operations have been excluded from the results of Uniti Fiber, subsequent to closing on August 30, 2019.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $198 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.3x based on Net Debt to Annualized Adjusted EBITDA.

On November 5, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per common share, payable on January 15, 2020 to stockholders of record on December 31, 2019.

UPDATED FULL YEAR 2019 OUTLOOK

The Company’s updated 2019 outlook includes, among other things, (i) the impact of closing the Bluebird transaction earlier than previously anticipated, (ii) transaction related costs and other items reported year-to-date, and (iii) other business unit level revisions, including discontinued products and services.  Our 2019 outlook assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time.

Our current outlook excludes any future acquisitions, capital market transactions, and future transaction related and other costs not mentioned herein.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2019 is as follows (in millions):

	Full Year 2019
Revenue	$1,059	to	$1,069
Net income attributable to common shareholders	24	to	33
Adjusted EBITDA (1)	812	to	821
Interest expense, net (2)	390	to	390

Attributable to common shareholders:
FFO (1)	314	to	323
AFFO (1)	411	to	420

Weighted-average common shares outstanding – diluted	202	to	202
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes capitalized interest and amortization of deferred financing costs and debt discounts.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 8190236.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning on November 7, 2019 at approximately 8:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 8190236.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of September 30, 2019, Uniti owns 6.0 million fiber strand miles, approximately 630 wireless towers, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2019 financial outlook, our business strategies, growth prospects, industry trends, sales opportunities, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of our largest customer, Windstream Holdings, which filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code; our ability to continue as a going concern if Windstream Holdings were to successfully reject the master lease, recharacterize the master lease or be unable or unwilling to perform its obligations under the master lease, including its obligations to make monthly rent payments; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2019	December 31, 2018
Assets:
Property, plant and equipment, net	$3,371,151	$3,209,006
Cash and cash equivalents	197,317	38,026
Accounts receivable, net	86,939	104,063
Goodwill	690,672	692,385
Intangible assets, net	536,654	432,821
Straight-line revenue receivable	612	61,785
Derivative asset	-	31,043
Other assets, net	147,880	23,808
Total Assets	$5,031,225	$4,592,937

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$208,477	$94,179
Accrued interest payable	73,638	28,097
Deferred revenue	1,040,288	726,262
Derivative liability	27,761	-
Dividends payable	9,830	113,744
Deferred income taxes	31,118	52,434
Finance lease obligations	55,225	55,282
Contingent consideration	11,440	83,401
Notes and other debt, net	5,010,287	4,846,233
Total Liabilities	6,468,064	5,999,632

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding: no shares at September 30, 2019 and 88 shares at December 31, 2018, $87,500 liquidation value	-	86,508

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 192,138 shares at September 30, 2019 and 180,536 shares at December 31, 2018	19	18
Additional paid-in capital	948,382	757,517
Accumulated other comprehensive (loss) income	(27,452)	30,105
Distributions in excess of accumulated earnings	(2,442,378)	(2,373,218)
Total Uniti shareholders’ deficit	(1,521,429)	(1,585,578)
Noncontrolling interests – operating partnership units	84,590	92,375
Total shareholders’ deficit	(1,436,839)	(1,493,203)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$5,031,225	$4,592,937

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Leasing	$179,648	$174,822	$532,773	$521,481
Fiber Infrastructure	77,979	70,130	236,139	204,486
Towers	3,273	4,319	11,499	10,161
Consumer CLEC	2,729	3,365	8,663	10,752
Total revenues	263,629	252,636	789,074	746,880

Costs and expenses:
Interest expense, net	104,655	80,406	286,842	237,398
Depreciation and amortization	101,166	112,748	307,571	342,311
General and administrative expense	25,267	20,666	75,921	63,867
Operating expense (exclusive of depreciation and amortization)	39,948	34,773	118,529	96,199
Transaction related and other costs	15,179	2,323	28,883	12,025
Gain on sale of real estate	(205)	-	(28,995)	-
Other (income) expense	(859)	(1,038)	(32,091)	(1,574)
Total costs and expenses	285,151	249,878	756,660	750,226

(Loss) Income before income taxes	(21,522)	2,758	32,414	(3,346)
Income tax (benefit) expense	(1,745)	(1,466)	10,152	(5,208)
Net (loss) income	(19,777)	4,224	22,262	1,862
Net (loss) income attributable to noncontrolling interests	(357)	93	523	24
Net (loss) income attributable to shareholders	(19,420)	4,131	21,739	1,838
Participating securities’ share in earnings	(50)	(655)	(301)	(1,992)
Dividends declared on convertible preferred stock	-	(656)	(656)	(1,968)
Amortization of discount on convertible preferred stock	-	(745)	(993)	(2,235)
Net (loss) income attributable to common shareholders	$(19,470)	$2,075	$19,789	$(4,357)

Net (loss) income attributable to common shareholders – Basic	$(19,470)	$2,075	$19,789	$(4,357)
Impact of if-converted dilutive securities	-	-	-	-
Net (loss) income attributable to common shareholders – Diluted	$(19,470)	$2,075	$19,789	$(4,357)
Weighted average number of common shares outstanding:
Basic	191,940	175,396	185,746	175,101
Diluted	191,940	175,653	185,746	175,101

Earnings (loss) per common share:
Basic	$(0.10)	$0.01	$0.11	$(0.02)
Diluted	$(0.10)	$0.01	$0.11	$(0.02)

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flow from operating activities:
Net income	$22,262	$1,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	307,571	342,311
Amortization of deferred financing costs and debt discount	30,045	18,340
Deferred income taxes	(6,137)	(6,081)
Straight-line revenues	(1,450)	(10,932)
Stock based compensation	7,930	6,058
Change in fair value of contingent consideration	(28,530)	(687)
Gain on sale of real estate	(28,995)	-
Loss on sale of Uniti Fiber Midwest operations	2,242	-
Loss on asset disposals	5,206	2,721
Other	156	-
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	15,885	(14,848)
Other assets	4,560	(4,899)
Accounts payable, accrued expenses and other liabilities	56,551	66,090
Deferred revenue from prepaid rent - Bluebird / Uniti Fiber Midwest networks	174,500	-
Net cash provided by operating activities	561,796	399,935

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(4,211)	-
Bluebird asset acquisition	(318,990)	-
Proceeds from sale of Uniti Fiber Midwest operations	6,400	-
Proceeds from sale of real estate, net of cash	130,429	-
NMS asset acquisitions	-	(3,299)
Capital expenditures – other	(264,862)	(297,108)
Net cash used in investing activities	(451,234)	(300,407)

Cash flows from financing activities:
Principal payment on debt	(15,810)	(15,810)
Dividends paid	(129,075)	(318,116)
Payments of contingent consideration	(32,253)	(18,640)
Distributions paid to noncontrolling interest	(2,873)	(7,438)
Borrowings under revolving credit facility	139,000	350,000
Payments under revolving credit facility	(203,981)	(90,000)
Capital lease payments	(3,179)	(3,819)
Payments for financing costs	(49,497)	-
Common stock issuance, net of costs	21,641	64,423
Proceeds from issuance of notes	345,000	-
Proceeds from sale of warrants	50,819	-
Payment for bond hedge option	(70,035)	-
Employee stock purchase program	847	-
Net share settlement	(1,832)	(1,575)
Net cash provided by (used in) financing activities	48,772	(40,975)

Effect of exchange rate changes on cash and cash equivalents	(43)	175
Net increase in cash and cash equivalents	159,291	58,728
Cash and cash equivalents at beginning of period	38,026	59,765
Cash and cash equivalents at end of period	$197,317	$118,493

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income attributable to common shareholders	$(19,470)	$2,075	$19,789	$(4,357)
Real estate depreciation and amortization	81,084	93,295	247,246	284,271
Gain on sale of real estate assets, net of tax	(205)	-	(24,420)	-
Participating securities’ share in earnings	50	655	301	1,992
Participating securities’ share in FFO	(306)	(655)	(875)	(1,992)
Adjustments for noncontrolling interests	(1,472)	(2,152)	(4,506)	(6,556)
FFO attributable to common shareholders	59,681	93,218	237,535	273,358
Transaction related and other costs	15,179	2,323	28,883	12,025
Change in fair value of contingent consideration	(2,999)	(199)	(28,530)	(687)
Amortization of deferred financing costs and debt discount	12,386	6,193	30,045	18,340
Stock based compensation	2,845	1,963	7,930	6,058
Non-real estate depreciation and amortization	20,082	19,453	60,325	58,040
Straight-line revenues	(34)	(3,532)	(1,450)	(10,932)
Maintenance capital expenditures	(1,539)	(1,015)	(6,265)	(3,165)
Amortization of discount on convertible preferred stock	-	745	993	2,235
Cash taxes on tax basis cancellation of debt	-	-	4,590	-
Other, net	(6,177)	(8,738)	(21,826)	(25,998)
Adjustments for noncontrolling interests	(708)	(368)	(1,443)	(1,203)
Adjusted FFO attributable to common shareholders	$98,716	$110,043	$310,787	$328,071

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$59,681	$93,218	$237,535	$273,358
Impact of if-converted dilutive securities	5,271	-	5,356	-
FFO Attributable to common shareholders – Diluted	$64,952	$93,218	$242,891	$273,358

AFFO Attributable to common shareholders – Basic	$98,716	$110,043	$310,787	$328,071
Impact of if-converted dilutive securities	3,450	-	3,565	-
AFFO Attributable to common shareholders – Diluted	$102,166	$110,043	$314,352	$328,071

Weighted average common shares used to calculate basic earnings (loss) per common share	191,940	175,396	185,746	175,101
Impact of dilutive non-participating securities	-	889	-	873
Impact of if-converted dilutive securities	27,758	-	9,659	-
Weighted average common shares used to calculate diluted FFO and AFFO per common share	219,698	176,285	195,405	175,974

Per diluted common share:
EPS	$(0.10)	$0.01	$0.11	$(0.02)
FFO	$0.30	$0.53	$1.24	$1.55
AFFO	$0.47	$0.62	$1.61	$1.86

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income	$(19,777)	$4,224	$22,262	$1,862
Depreciation and amortization	101,166	112,748	307,571	342,311
Interest expense, net	104,655	80,406	286,842	237,398
Income tax expense (benefit)	(1,745)	(1,466)	10,152	(5,208)
EBITDA	184,299	195,912	626,827	576,363
Stock based compensation	2,845	1,963	7,930	6,058
Transaction related and other costs	15,179	2,323	28,883	12,025
Gain on sale of real estate	(205)	-	(28,995)	-
Other (income) expense	540	(1,038)	(24,848)	(1,574)
Adjusted EBITDA	$202,658	$199,160	$609,797	$592,872

Adjusted EBITDA:
Leasing	$178,095	$174,123	$528,727	$519,848
Fiber Infrastructure	30,536	28,480	97,572	87,080
Towers	(417)	1,213	(134)	(417)
Consumer CLEC	465	765	1,676	2,606
Corporate	(6,021)	(5,421)	(18,044)	(16,245)
	$202,658	$199,160	$609,797	$592,872

Annualized Adjusted EBITDA (1)	$810,632

As of September 30, 2019:
Total Debt (2)	$5,285,242
Cash and cash equivalents	197,317
Net Debt	$5,087,925

Net Debt/Annualized Adjusted EBITDA	6.3x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $55.2 million of finance leases but excludes $219.7 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2019
Net income attributable to common shareholders – Basic	$ 24 to $ 33
Noncontrolling interest share in earnings	1
Participating securities’ share in earnings	1
Dividends declared on convertible preferred stock	1
Amortization of discount on convertible preferred stock	1
Net income (2)	27 to 36
Interest expense, net	390
Depreciation and amortization	401
Income tax expense	10
EBITDA (2)	828 to 837
Stock based compensation	10
Transaction related and other costs (3)	29
Gain on sale of real estate and other, net (4)	(54)
Adjusted EBITDA (2)	$ 812 to $ 821

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)	Future transaction related and other costs are not included in our current outlook.
(4)

Represents gain on changes in fair value of contingent consideration and pre-tax gain on sale of Latin American tower portfolio and U.S ground lease business.  Amount excludes income taxes related to real estate sales of approximately $5.0 million, which are included in Income tax expense in the reconciliation above.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2019
Net income attributable to common shareholders – Basic	$ 0.13 to $ 0.17
Real estate depreciation and amortization	1.71
Gain on sale of real estate, net of tax (2)	(0.13)
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	(0.03)
FFO attributable to common shareholders – Basic (3)	$ 1.67 to $ 1.72
Impact of if-converted securities	(0.06)
Net income attributable to common shareholders – Diluted (3)	$ 1.61 to $ 1.66

FFO attributable to common shareholders – Basic (3)	$ 1.67 to $ 1.72
Transaction related and other costs (4)	0.15
Change in fair value of contingent consideration	(0.15)
Cash taxes on tax basis cancellation of debt	0.02
Amortization of deferred financing costs and debt discount	0.23
Stock based compensation	0.05
Non-real estate depreciation and amortization	0.43
Straight-line revenues	-
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	0.01
Other, net	(0.17)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders – Basic (3)	$ 2.19 to $ 2.24
Impact of if-converted securities	(0.12)
AFFO attributable to common shareholders – Diluted (3)	$ 2.07 to $ 2.12

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents gain on sale of Latin American tower portfolio and U.S. ground lease business, net of taxes of approximately $5.0 million.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(4)	Future transaction related and other costs are not included in our current outlook.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2019
Interest expense on debt obligations	$ 352
Capitalized interest	(5)
Amortization of deferred financing cost and debt discounts	43
Interest expense, net (2)	$ 390

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our new enterprise resource planning system, collectively “Transaction Related and Other Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) Windstream bankruptcy and litigation related expenses; (iii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (iv) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com